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                                                                  Exhibit 10(ii)


[SUNTRUST BANK LETTERHEAD]





Mr. Jeffrey Pratt Morrill
Assistant Treasurer
Harris Corporation
1025 West NASA Boulevard
Melbourne, FL 32919


May 8, 2002


Re:      Credit Agreement (364-Day) in favor of Harris Corporation

Dear Mr. Morrill:

         Reference is made to that certain Credit Agreement (364-Day), dated as of May 10, 2001, among Harris Corporation, a Delaware corporation (the "Borrower"), the several financial institutions from time to time party thereto (each, a "Lender" and collectively, the "Lenders") and SunTrust Bank, as administrative agent for such Lenders (in such capacity, the "Administrative Agent") (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

         The Borrower has made a written request to the Administrative Agent and each Lender, pursuant to Section 2.05 of the Credit Agreement, to extend the current Maturity Date under the Credit Agreement (the "Current Maturity Date") to the date that is 364 days after the Current Maturity Date, (the "New Maturity Date") (such extension, the "Maturity Date Extension"). Lenders currently holding in excess of 75% of the Aggregate Commitments have notified the Administrative Agent, in accordance with Section 2.05 of the Credit Agreement, of their agreement and consent to the Maturity Date Extension.

         Assuming that there exists no Default or Event of Default on the Current Maturity Date, and assuming that the Borrower has otherwise complied with all other provisions of Section 2.05 of the Credit Agreement with respect to the Maturity Date Extension, on May 8, 2002, the Current Maturity Date shall be extended 364-days in accordance with Section 2.05 of the Credit Agreement and the New Maturity Date shall occur on May 6, 2003.

         Nothing herein shall be deemed to waive any rights or obligations of the Administrative Agent, the Borrower or any Lender under the Credit Agreement (including any such rights or obligations set forth in Sections 2.04, 2.05 and 10.07 of the Credit Agreement) with respect to the Maturity Date Extension.


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Mr. Jeffrey Pratt Morrill
May 8, 2002


         If the above reflects your understanding with respect to the transactions described herein, we would appreciate your acknowledging this fact by countersigning a copy of this letter on behalf of the Borrower and returning it to the attention of the undersigned.

                                             SUNTRUST BANK, as Administrative
                                             Agent


                                             By:  /s/ Karen C. Copeland
                                                --------------------------------

                                             Name:    Karen C. Copeland
                                                  ------------------------------

                                             Title:   Vice President
                                                   -----------------------------


ACKNOWLEDGED AND CONSENTED TO:

HARRIS CORPORATION, as the
Borrower


By:   /s/ Jeffrey Pratt Morrill
   ------------------------------

Name:     Jeffrey Pratt Morrill
     ----------------------------

Title:    Assistant Treasurer
      ---------------------------



cc:      Each Lender party to the Credit
         Agreement on the date hereof

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